Pricing Supplement dated November 19, 1998                     Rule 424(b)(2)
(To Prospectus dated January 7, 1998 and                  File No. 333-43267
Prospectus Supplement dated January 12, 1998)

                    LIBERTY PROPERTY LIMITED PARTNERSHIP

                        Medium-Term Note - Fixed Rate


Face Amount:                                            $20,000,000
Issue Price:                                                 98.127%
Interest Rate:                                                8.125%
Interest Payment Dates:                         January 15, July 15
Regular Record Dates:                             January 1, July 1
Stated Maturity Date:                              January 15, 2009
Denominations (if other than
$1,000 and integral multiples thereof)                          N/A
Trade Date:                                       November 19, 1998
Original Issue Date:                              November 24, 1998
Net Proceeds to Issuer:                                 $19,500,400
Agents' Commission:                                        $125,000
Names of Agents:                      Warburg Dillon Read - DTC 642

Agents acting in the capacity
indicated below:
     [ ] As Agents
     [X] As Principals
          Reoffering at:
            [ ] varying prices related to prevailing market prices at the time of resale
            [X] fixed public offering price of 98.127% of face value

Day Count Convention:
     [X] 30/360
     [ ] Actual/360
     [ ] Actual/Actual
     [ ] Other (see attached)

Redemption:
     [X] The Notes cannot be redeemed prior to the Stated Maturity Date.
     [ ] The Notes can be redeemed prior to Stated Maturity Date.
                    Initial Redemption Date:
          Initial Redemption Percentage:    %
          Annual Redemption Percentage Reduction:     % until Redemption
          Percentage is 100% of the Principal Amount.

Repayment:
     [X] The Notes cannot be repaid prior to the Stated Maturity Date.
     [ ] The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
         Optional Repayment Date(s):
         Repayment Price:     %

Original Issue Discount:                       [ ]   Yes    [X]   No
          Total Amount of OID:                              N/A
          Yield to Maturity:                                N/A
          Initial Accrued Period:                           N/A

Form:  [X]   Book-entry             [ ]   Certificated